                                                                   Exhibit 10.31


           AGREEMENT EFFECTIVE AUGUST 31, 2001 AMONG PROVANT, INC. ("PROVANT") AND THE PROVANT COMMITTEE TO RESTORE SHAREHOLDER VALUE


         1. With respect to the 2001 annual meeting of stockholders, Provant agrees to fix, and represents that it has fixed, the number of Directors at eight and shall nominate and use all reasonable efforts to cause the election of the Company's current Board (five in number) and the three nominees of The Provant Committee to Restore Shareholder Value (the "Committee"), Joseph F. Alibrandi, James A. Perkins and Robert T. Puopolo (collectively, the "Nominees"), subject to their approval by Provant's Nominating Committee. The date of the 2001 annual meeting of stockholders will be October 15, 2001. Assuming the above-mentioned approval by the Nominating Committee, by September 7, 2001, the Board will add the above-named Nominees to the Board and the Board shall create, as a standing committee of the Board, a Strategic Planning Committee to be comprised of three Directors. The role of the Strategic Planning Committee shall be to advise the Board concerning overall strategic planning for the Company. The Board shall elect as the initial members of the Strategic Planning Committee John E. Tyson (Chairman) and Messrs. Alibrandi and Puopolo (assuming the above-mentioned approval by the Nominating Committee).

         2. Dominic J. Puopolo represents that he is duly authorized to act on behalf of the Committee and sign this agreement on behalf of the Committee and each of its members, and that he and the other members of the Committee shall immediately cease all efforts related to their proxy contest or obtaining control of Provant's Board. References to the "Committee" in paragraphs 3-6 shall mean each member of the Committee individually and the Committee as a group.

         3. The Committee hereby agrees to vote all of their shares of Provant common stock in favor of the eight nominees to the Board specified above at the 2001 annual meeting of stockholders, and upon the request of Provant shall grant a proxy to Provant to this effect. In connection with the election of Directors at the 2002 annual meeting of stockholders, the Committee also agrees to vote all their Provant shares for the election of such eight nominees or, at Provant's request, grant their proxy with respect to their Provant shares to Provant's proxies to this effect, so long as the Committee's three Nominees referred to above who agree to stand for re-election are nominated for re-election at the 2002 annual meeting and no more than eight directors in total are nominated for election at the 2002 annual meeting.

         4. The Committee shall be bound by customary standstill provisions regarding proxy contests and efforts to obtain control of Provant through December 31, 2002.

         5. The Committee and Provant agree not to disparage each other through the term of the standstill provisions (i.e., December 31, 2002).

         6. Provant and the Committee shall jointly issue a mutually approved press release and follow on press release announcing the formal election of the

Nominees. Except to the extent otherwise required by law, the parties shall make no other public announcements regarding the agreement that has been reached.

         7. Provant agrees to reimburse in cash to the Committee for its documented out-of-pocket expenses incurred in connection with the Committee's proxy contest up to a maximum of $350,000, provided that each member of the Committee signifies their agreement in writing to Provant to the terms of this agreement.

         8. Provant confirms that the practice of its Board members is to abstain from any vote in which they individually have a personal financial interest.

         9. In the event that the Provant Nominating Committee does not approve each of the three above-named Nominees and all of those Nominees are not added to the Board by September 7, 2001, the parties' obligations under this agreement shall terminate.

         10. This agreement shall be superseded by a more formal agreement among Provant and all the members of the Committee dealing with the provisions of this agreement and related matters. Until and unless the more formal agreement is executed, this agreement shall constitute a legally binding agreement between the parties.

PROVANT, INC.                            THE PROVANT COMMITTEE TO RESTORE
                                         SHAREHOLDER VALUE

By  /s/John E. Tyson                     /s/ Dominic J. Puopolo
    ----------------                     ----------------------
    Its Chairman                         By Dominic J. Puopolo individually and
                                         on
                                         behalf of the Committee